Exhibit 5.1

200 South Orange Avenue, Suite 2600 | Orlando, FL 32801 | T 407.425.8500 | F 407.244.5288

Holland & Knight LLP | www.hklaw.com

April 14, 2022

Clene Inc.

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Re:	Clene Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Clene Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with a Base Prospectus, a “Prospectus”). The Registration Statement relates to the offering from time to time of up to $175,000,000 aggregate public offering price of: (i) common stock of the Company, par value $0.0001 per share (the “Common Stock”), (ii) preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), which Debt Securities would be issued pursuant to indentures between the Company and a trustee (as the same may be supplemented with respect to any particular Debt Securities, the “Indentures”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (collectively, “Warrants”), to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”), and (v) units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants or any combination of those securities (the “Units”), to be issued pursuant to the terms of one or more unit agreements (the “Unit Agreements”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Offered Securities” and each an “Offered Security.”

We have also acted as special counsel to the Company in connection with the proposed public offering and sale of up to $50,000,000 of shares of Common Stock (the “Distribution Agreement Shares”) pursuant to the Registration Statement, the Base Prospectus and the related prospectus supplement for the sale of the Distribution Agreement Shares included in the Registration Statement (the Base Prospectus and such prospectus supplement, collectively, the “Distribution Agreement Prospectus”) from time-to-time by the Company in connection with the equity distribution agreement entered into by and among the Company, on the one hand, and Canaccord Genuity LLC and Oppenheimer & Co. Inc., as placement agents, on the other hand, as of April 14, 2022 (the “Distribution Agreement”).

Clene Inc.

April 14, 2022

Capitalized terms in this opinion letter that are not otherwise defined herein have the meanings ascribed to them in the Distribution Agreement. This opinion letter is being issued pursuant to the requirements of the Act.

In connection with the foregoing, we have examined certain records of the Company, certificates of public officials and officers of the Company, and such other documents as we have deemed relevant for purposes of the opinion expressed below.

With respect to various factual matters material to the opinion expressed below, we have relied upon certificates and information furnished by public officials and representatives of the Company. We have assumed without inquiry or other investigation: (i) the legal capacity of each natural person executing the agreements described herein; (ii) the full power and authority of each entity other than the Company to execute, deliver and perform such agreements and each document executed and delivered or to be executed and delivered in connection therewith; (iii) the due authorization, execution and delivery by each entity other than the Company of each such agreement and each document executed and delivered or to be executed and delivered by such entity; (iv) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion letter and no undisclosed prior waiver of any right or remedy contained in any of the documents; (v) the genuineness of each signature; (vi) the completeness of each document submitted to us; (vii) the authenticity of each document reviewed by us as an original; (viii) the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (ix) that each certificate or copy of a public record furnished by public officials is accurate, complete and authentic; (x) the valid, legal, binding and enforceable nature of the obligations of all parties under the transaction documents other than the Company; and (xi) that each transaction complies with all tests of good faith, fairness and conscionability required by law. We have also assumed that any indenture (an “Indenture”) and any supplemental indenture to any Indenture will be duly authorized, executed and delivered by the trustee thereunder (the “Trustee”) and in substantially the form reviewed by us, and that any Debt Securities that may be issued will be manually or electronically authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, and that each will be governed by the laws of the State of New York.

Except with respect to opinion 6, below, we have also assumed that: (i) prior to the delivery of any Offered Security, the Company’s Board of Directors (the “Board”) (or a duly established and authorized committee thereof) shall have duly established the terms of such Offered Security and duly authorized the issuance and sale of such Offered Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) after the issuance of any shares of Common Stock, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation (the “Certificate of Incorporation”).

Clene Inc.

April 14, 2022

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1. With respect to the Common Stock (other than the Distribution Agreement Shares), when: (i) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Common Stock, the terms of the offering thereof and related matters, (ii) such shares of Common Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly established and authorized committee thereof) and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when: (i) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Preferred Stock, the terms of the offering thereof and related matters, including the designation of the relative rights, preferences, privileges, qualifications, limitations and restrictions of any series of Preferred Stock in conformity with the Certificate of Incorporation and the Company’s Bylaws, and a proper and valid filing, if required, with the Secretary of State of the State of Delaware of a Certificate of Designation or an amendment, if required, to the Certificate of Incorporation has been made setting forth such designation and relative rights, preferences, privileges, qualifications, limitations and restrictions, if any, with respect to such series of Preferred Stock, (ii) such shares of Preferred Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly established and authorized committee thereof) and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Preferred Stock, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when: (i) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and (iii) the Debt Securities have been duly executed, authenticated, registered, issued and delivered in accordance with the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, and upon payment of the consideration therefor provided for therein, then the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Clene Inc.

April 14, 2022

4. With respect to the Warrants, when: (i) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and establish the terms of the Warrants, the terms of the offering of such Warrants and related matters, (ii) one or more agreements incorporating the terms and other provisions of the Warrants has been duly executed and delivered by the Company and the applicable warrant agent appointed by the Company (each, a “Warrant Agreement”) and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated or countersigned, registered, issued and delivered in accordance with the terms of the applicable Warrant Agreement (assuming the Offered Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), and upon payment of the consideration therefor provided for therein, then the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5. With respect to the Units, when: (i) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and establish the terms of the Units, the terms of the offering of such Units and related matters, (ii) one or more agreements incorporating the terms and other provisions of the Units has been duly executed and delivered by the Company and the applicable unit agent appointed by the Company (each, a “Unit Agreement”) and (iii) the Units or certificates representing the Units have been duly executed, authenticated or countersigned, registered, issued and delivered in accordance with the terms of the applicable Unit Agreement (assuming the Offered Securities issuable upon exercise of the Offered Securities comprising the Units have been duly authorized and reserved for issuance by all necessary corporate action), and upon payment of the consideration therefor provided for therein, then the Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6. With respect to the offering of the Distribution Agreement Shares pursuant to the Distribution Agreement Prospectus, the Distribution Agreement Shares are duly authorized, and when issued and delivered against payment of the consideration therefor in accordance with the terms and conditions of the Distribution Agreement, will be validly issued, fully paid and nonassessable.

Clene Inc.

April 14, 2022

Our opinion is limited to matters governed by the federal securities laws of the United States, the laws of the State of New York, and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. This opinion letter is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP